Exhibit 99


                                          Exhibit 99
                                          NASDAQ SYMBOL: WAYN
_________________________________________ RELEASE DATE:  MAY 5, 2005
WAYNE SAVINGS BANCSHARES, INC.            CONTACT PERSON:CHARLES F. FINN
ANNOUNCES STRATEGIC INITIATIVES                          CHAIRMAN AND CEO
AND RESULTS OF OPERATIONS FOR                            MICHAEL C. ANDERSON
FISCAL 2005                                              EVP/CFO
                                                         (330) 264-5767

                              FOR IMMEDIATE RELEASE

     WOOSTER, OHIO- Wayne Savings Bancshares, Inc. (NASDAQ: WAYN), the parent of Wayne Savings Community Bank, today reported its results of operations for the fiscal year ended March 31, 2005.

     Chairman and Chief Executive Officer Charles F. Finn stated, "Fiscal 2005 was a transitional year that provided a solid foundation for continuing Wayne Savings' mission as the premier independent community bank in our market area. As previously announced, we have implemented strategic initiatives to broaden products and services. Specifically, a Chief Lending Officer has been hired to expand the commercial, mortgage, and consumer loan portfolios, a trust department staffed by a team of qualified, experienced trust professionals has been established and licensed, and electronic services are in the process of being expanded through the introduction of an internet banking program with online bill pay. In view of these initiatives, we undertook several cost reduction measures to improve our efficiency ratio."

     Finn continued, "First, in recognition of the mandatory accounting rule change to expense stock options, we accelerated vesting and expensed the related stock options at a pre-tax cost of $650,000. This will save the Company approximately $200,000 per annum over the next several years. Further, the Company accelerated the vesting of previous share grants under the restricted stock plan at a pre-tax cost of $760,000. The elimination of the restricted stock plan, coupled with other vesting adjustments in the Company's benefit plans, will result in approximate annual pre-tax savings of $425,000 over each of the next four years. Combined, these annual cost savings total $625,000, which will result in a 11% reduction in pro forma compensation expense for fiscal 2006. While these transactions reduced fiscal year earnings, they had no effect on Stockholders' Equity. At March 31, 2005, Stockholders' Equity amounted to $40.2 million resulting in a capitol-to-assets ratio of 9.96%.

     Additionally, because of the growth in our commercial loan portfolio and a tightening of the loan grading process related to those loans, we added approximately $360,000 to our loan loss reserve."

     Due in part to these actions, the Company reported net earnings of $381,000, or $.11 per diluted share for fiscal 2005, as compared to net earnings of $2.7 million, or $.72 per diluted share in fiscal 2004. The effect of these charges on fourth quarter operations resulted in a net loss of $1.0 million, or $.27 per basic share, compared to net earnings of $800,000, or $.21 per diluted share for the comparable quarter in fiscal 2004.

     Concluding, Finn stated, "We believe the corporate direction during fiscal 2005 has provided a sound financial underpinning for our strategic initiatives into commercial lending, trust services, and internet banking. Moreover, we are pleased with the market response to these expanded product offerings as evidenced by our asset growth of $34.6 million, or 9.4% to the unprecedented total of $403.6 million at March 31, 2005. As a result of such growth, which as continued to date, Wayne Savings Community Bank maintains our market position as the largest independent community bank headquartered in our five Ohio county market area of Wayne, Holmes, Ashland, Medina, and Stark counties."

                      Forward-Looking Statement Disclosure
                      ------------------------------------

     This release contains certain forward-looking statements related to the future performance and condition of Wayne Savings Bancshares, Inc. These statements, which are subject to numerous risks and uncertainties, are presented in good faith based on the company's current condition and management's understanding, expectations, and assumptions regarding its future prospects as of this release. Actual results could differ materially from those projected or implied by the statements contained herein. The factors that could affect the company's future results are set forth in the periodic reports and registration statement filed by the company with the Securities and Exchange Commission.

                         WAYNE SAVINGS BANCSHARES, INC.
                      CONSOLIDATED STATEMENTS OF CONDITION
                  (Dollars in thousands, except per share data)

                                                                                  March 31, 2005  March 31, 2004
                                                                                  --------------  --------------
                                                                                    (Unaudited)

ASSETS

Cash, cash equivalents, & investment securities                                      $ 102,798      $  51,469
Mortgage-backed securities, net (1)                                                     60,352         88,428
Loans receivable, net (1)                                                              213,627        205,443
Federal Home Loan Bank stock                                                             4,386          4,205
Office premises & equipment, net                                                         8,922          8,742
Real estate acquired through foreclosure                                                    35            100
Other assets                                                                            13,459         10,620
                                                                                     ---------      ---------
          TOTAL  ASSETS                                                              $ 403,579      $ 369,007
                                                                                     =========      =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposit accounts                                                                     $ 320,586      $ 291,830
Advances from Federal Home Loan Bank                                                    40,000         30,000
Advances by borrowers for taxes & insurance                                                612            617
Accounts payable on mortgage loans serviced for others                                     231            118
Other liabilities                                                                        1,951          2,881
                                                                                     ---------      ---------
          TOTAL LIABILITIES                                                            363,380        325,446

Common stock (3,907,318 shares of $.10 par value issued at both
    December 31, 2004 and March 31, 2004 respectively)                                     391            391
Additional paid-in capital                                                              35,133         34,365
Retained earnings                                                                       11,371         12,727
Less required contributions for shares acquired by Employee Stock Ownership Plan      (1304.00)      (1456.00)
Shares acquired by Management Recognition Plan                                                       (1142.00)
Less Treasury Stock                                                                   (4600.00)      (1803.00)
Accumulated other comprehensive loss                                                      (792)           479
                                                                                     ---------      ---------
          TOTAL STOCKHOLDERS' EQUITY                                                    40,199         43,561

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                           $ 403,579      $ 369,007
                                                                                     =========      =========
(1)  Includes  available for sale classifications.

                       CONSOLIDATED STATEMENTS OF EARNINGS
                             (Dollars in Thousands)

                                                               Three Months Ended        Twelve Months Ended
                                                                    March 31,                  March 31,
                                                               2005          2004         2005          2004
                                                             --------      --------     --------      --------
                                                            unaudited                  unaudited
Interest income                                                 4,542         4,630       17,632        18,216
Interest expense                                                1,771         1,683        6,716         7,147
                                                             --------      --------     --------      --------
     Net interest income                                        2,771         2,947       10,916        11,069
Provision for losses on loans                                     385           110          430           173
                                                             --------      --------     --------      --------
     Net interest income after provision for loan losses        2,386         2,837       10,486        10,896
Other income                                                      397           454        1,684         1,933
General, administrative, and other expense                      4,333         2,173       11,875         8,971
                                                             --------      --------     --------      --------
Earnings  before federal income taxes                          (1,550)        1,118          296         3,858
Federal income taxes                                          (577.00)          318          (85)        1,154
                                                             --------      --------     --------      --------
     Net earnings                                             (973.00)     $    800     $    381      $  2,704

                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                  (Dollars in thousands, except per share data)

                                            For the Three Months
                                               ended March 31,
                                         ---------------------------
                                         (Unaudited)
                                             2005             2004
                                             ----             ----

Quarterly Results
-----------------

Net Interest Income                       $   2,771       $   2,947
Net Earnings                                  ($973)      $     800
Earnings Per Share:
   Basic                                       (.27)           0.21
   Diluted                                     (.27)           0.21
Return on Average Assets (Annualized)         (.98%)           .86%


                                          For the Twelve Months Ended
                                                ended March 31,
                                          ---------------------------
                                          (Unaudited)
                                              2005            2004

Year to Date Results
--------------------

Net Interest Income                       $   10,916      $   11,069
Net Earnings                              $      381      $    2,704
Earnings Per Share:
   Basic                                        0.11            0.72
   Diluted                                      0.11            0.72
Return on Average Assets (Annualized)            .10%            .73%



                                           March 31,        March 31,
                                             2005             2004
                                         ------------     ------------
                                         (Unaudited)
End of Period Data
------------------

Total Assets                             $   403,579      $   369,007
Stockholders' Equity to Total Assets            9.96%           11.80%